EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-124867, No. 333-158772, No. 333-223352, and No. 333-272976) of WidePoint Corporation (the Company), of our report dated April 15, 2025, relating to the consolidated financial statements of the Company, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2024.

/s/ Moss Adams, LLP
Moss Adams, LLP

San Diego, California

April 15, 2025